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                                                                      EXHIBIT 11



                      COTTON STATES LIFE INSURANCE COMPANY
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

The following computations set for the calculations of basic and diluted net income per common share and common share equivalents for the three month and nine month periods ended September 30, 1999 and 1998.


                                                   BASIC              DILUTED
                                                   EARNINGS           EARNINGS
                                                   PER SHARE          PER SHARE
                                                   ------------      ----------
For the three months ended September 30, 1999
        Net income                                 $  2,103,386      $2,103,386
                                                   ============      ==========
Weighted average number of common
    shares outstanding                                6,326,780       6,326,780
Common share equivalents resulting
    from:  dilutive stock options                            --          38,656
           restricted stock                                  --          66,856
                                                   ------------      ----------
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                                6,326,780       6,432,292
                                                   ============      ==========

         Net income per common share               $       0.33      $     0.32
                                                   ============      ==========


For the three months ended September 30, 1998
         Net income                                $  2,023,381      $2,023,381
                                                   ============      ==========
Weighted average number of common
     shares outstanding                               6,427,599       6,427,599
Common share equivalents resulting
     from:  dilutive stock options                           --          80,212
            restricted stock                                 --          81,257
Adjusted weighted average number
     of common and common equivalent
     shares outstanding                               6,427,599       6,589,068
                                                   ============      ==========

         Net income per common share               $       0.31      $     0.30
                                                   ============      ==========






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

                                                  BASIC              DILUTED
                                                  EARNINGS           EARNINGS
                                                  PER SHARE          PER SHARE
                                                  ------------      ----------
For the nine months ended September 30, 1999
         Net income                               $  4,992,313      $4,992,313
                                                  ============      ==========

Weighted average number of common
     shares outstanding                              6,347,410       6,347,410
Common share equivalents resulting
     from:  dilutive stock options                          --          43,739
            restricted stock                                            66,856
                                                  ------------      ----------
Adjusted weighted average number
     of common and common equivalent
     shares outstanding                              6,347,410       6,458,005
                                                  ============      ==========

         Net income per common share              $       0.79      $     0.77
                                                  ============      ==========

For the nine ended September 30, 1998
         Net income                               $  5,151,729      $5,151,729
                                                  ============      ==========
Weighted average number of common
     shares outstanding                              6,414,751       6,414,751
Common share equivalents resulting
     from:  dilutive stock options                          --          86,611
            restricted stock                                --          81,257
                                                  ------------      ----------
Adjusted weighted average number
     of common and common equivalent
     shares outstanding                              6,414,751       6,582,619
                                                  ============      ==========

         Net income per common share              $       0.80      $     0.78
                                                  ============      ==========